Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
650-635-7006
OXiGENE Announces $7.5 Million Financing
South San Francisco, CA — March 11, 2010 — OXiGENE, Inc., a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, today announced that it has entered into a definitive agreement with certain institutional investors to sell 6,578,945 shares of its Common Stock and separate series of warrants to purchase Common Stock in a private placement. Gross proceeds of the financing will be approximately $7.5 million, before deducting placement agent fees and estimated offering expenses, and assuming no exercise of the warrants. The financing is expected to close on or about March 12, 2010, subject to satisfaction of customary closing conditions.
The net proceeds from the offering will be used to fund development of OXiGENE’s high priority oncology programs, including its ongoing trials of ZYBRESTAT in non-small cell lung cancer (NSCLC) and of OXi4503 trials in solid tumors, as well as to continue its programs in anaplastic thyroid cancer (ATC) and in ophthalmology.
ROTH Capital Partners, LLC acted as the sole placement agent for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of OXiGENE, Inc. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The shares and warrants offered in the private placement and the shares issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares of common stock and warrants were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the securities issued in the offering and issuable upon the exercise of the warrants within ten business days of the closing. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company’s major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and

OXGN Announces $7.5 Million Financing
March 11, 2010

life-enhancing medicines to patients.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the anticipated closing date of the securities purchase and the use of proceeds from this transaction. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the parties’ inability to satisfy the closing conditions in the securities purchase agreement, the impact of VDAs on the treatment of a variety of tumor types and opthalmology indications and their potential to deliver increased clinical benefit to patients. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
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